2nd Quarter 2021 Results Investor Presentation Exhibit 99.2 Exhibit 99.2

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the proposed phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Operating Strength Diversification Historically top quartile return on assets (> 1.50% ROA for last three years) Focus on expense control and improved operating efficiency Strong liquidity and continued funding opportunities Culture of disciplined banking Summary Experienced executive team with an average of 27 years banking experience in our market area Largest publicly traded bank headquartered in Atlanta, Georgia Premier Southeastern markets with attractive core deposit base Skills and leadership to continue to grow organically Capital levels to support opportunistic transactions Geographic diversification Diversified loan portfolio across product lines CRE concentrations are moderate Conservative credit culture with low levels of NPAs 2

2nd Quarter 2021 Financial Results

Earnings Summary 4 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2Q 2021 Operating Highlights 5 Net income of $88.3 million, or $1.27 per diluted share Adjusted net income(1) of $87.5 million, or $1.25 per diluted share Organic loan growth of $181.0 million, or 5% annualized (and $485.1 million, or 14.1% annualized, exclusive of PPP loans), during 2Q21 Adjusted efficiency ratio(1) of 54.07%, compared with 54.62% in 1Q21 Adjusted ROA(1) of 1.63%, compared with 2.26% in 1Q21 Adjusted ROTCE(1) of 19.46%, compared with 27.66% in 1Q21 Net interest margin of 3.34%, compared with 3.57% in 1Q21; decrease attributable to declines in income on PPP loan forgiveness and accretion income TBV (1) increased $1.18 per share to $26.45 per share, compared with $25.27 at the end of 1Q21 Non-performing assets decreased eight basis points to 0.32% of total assets, compared with 0.40% at March 31, 2021 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2021 YTD Operating Highlights 6 Net income of $213.3 million, or $3.06 per diluted share Adjusted net income(1) of $203.3 million, or $2.91 per diluted share Adjusted efficiency ratio(1) of 54.36%, compared with 54.90% for YTD 2020 Adjusted ROA(1) of 1.94%, compared with 0.88% for YTD 2020 Adjusted ROTCE(1) of 23.41%, compared with 11.18% for YTD 2020 Net interest margin of 3.45%, compared with 3.77% for YTD 2020; decrease attributable to excess liquidity held on the balance sheet YTD 2021 Organic loan growth of $299.9 million, or 4.1% annualized (and $534.0 million, or 9.4%, exclusive of PPP loans),YTD 2021 Non-performing assets decreased 16 basis points to 0.32% of total assets, compared with 0.48% at December 31, 2020 Improvement in deposit mix such that noninterest-bearing deposits represent 38.25% of total deposits, up from 36.27% at 4Q20 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Operating Highlights 7 Considered a Non-GAAP measure – See reconciliation of GAAP to Non-GAAP measures in Appendix Growth rates are annualized for the applicable periods

Net Interest Margin 8 Average earning assets up $730.7 million, while spread income decreased $3.1 million compared with 1Q21 Margin down 23bps from 1Q21: 8bps from $4 million decline in PPP income ($10.7 million in 2Q21 compared with $14.7 million in 1Q21) 5bps from decrease in accretion income 5bps from non-recurring revenue in 1Q21 related to sale of consumer portfolio 4bps due to growth in excess liquidity 5bps from loan yield compression (2bps from mortgage portfolio, 1bps from HFS and 2bps from Bank segment) Offset by 4bps improvement in funding costs Excess liquidity negatively impacted margin as average interest-bearing deposits in banks increased approximately 15% and 518% compared with 1Q21 and 2Q20, respectively Growth in noninterest bearing deposits during the first quarter such that noninterest bearing deposits are over 38% of total deposits at quarter end Excludes the impact of excess liquidity (average interest-bearing cash balances above $500 million) Spread Income and Margin: Barchart

Noninterest Income 9 Noninterest Income Mortgage banking Revenue decreased $28.3 million, or 28.7%, in 2Q21 compared with 1Q21 Production decreased $243.3 million, or 9.2%, over the same period Gain on sale margin decreased to 2.77% in 2Q21 compared with 3.95% in 1Q21 SBA Gain on sale of loans increased 89.6% in 2Q21 compared with 1Q21 due to increase in volume of loans sold Noninterest income was positively impacted by servicing right recovery of $906,000 in 1Q21 with no such recovery in 2Q21 Other noninterest income Increase in BOLI income of $520,000 partially offset decrease in gain on BOLI proceeds of $603,000 compared with 1Q21 Decrease in gain on sale of loans compared with 1Q21 related to $457,000 gain on sale of a consumer portfolio in 1Q21 Noninterest Income Highlights: Noninterest Income Trends Barchart

Expenses Adjusted Operating Expenses and Efficiency Ratio(1) OPEX Highlights: 10 Total adjusted operating expenses decreased $13.1 million in 2Q21 compared with 1Q21 Decrease of $6.8 million in 2Q21 Banking division operating expenses primarily due to $4.9 million reduction in salaries and employee benefits primarily related to payroll taxes and incentives Lines of business operating expenses decreased $6.2 million primarily due to variable costs (primarily commissions and incentives) driven by decreased mortgage production Continue to drive expense control behaviors throughout the Company to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix Barchart Line Chart

Retail Mortgage Division Details 11 Rationalization and Stabilization of Mortgage Operations: Retail mortgage originations represents 22% of the Company’s adjusted pre-provision, pre-tax income for 2Q21, down from 46% this time last year Approximately 80% of costs are variable costs relative to production: 9% reduction in production from 1Q21 to 2Q21 coincides with 9% reduction in noninterest expense over the same time period Gain on sale margins returned to normal levels during 2Q21 – no further reduction is anticipated at this time this reduction does not impact variable costs full impact of gain on sale contraction was absorbed in 2Q21 efficiency ratio Purchase % is returning closer to normal levels Historically ran 85-90% purchase activity Two most recent quarters are 61% and 74% as refi boom is slowing, compared with 44% this time last year Consistent purchase business due to strong core relationships with builders and realtors

Balance Sheet Trends 12 Barchart

Capital and TBV Consistent Growth in TBV Steady Capital Levels Support Growth Rate 13 Management remains focused on growth in TBV TBV increased $1.18 per share in 1Q21: $1.12 from retained earnings $0.06 from all other items including stock compensation transactions and OCI TBV increased $5.55 per share, or 26.6%, compared with 2Q20 TCE / TA at quarter end of 8.83%, up from 8.62% at the end of 1Q21 primarily due to retained earnings PPP loans impacted TCE/TA by 35bps at quarter end; Excess liquidity impacted TCE/TA by 120bps at quarter end Proforma TCE/TA excluding PPP and excess liquidity of 10.30% 2Q21 Adjusted ROTCE of 19.46% 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix Barchart

Loan Diversification and Credit Quality

Diversified Loan Portfolio 15 Pie chart

Loan Growth 2Q21 Loan Balance Changes 16 2Q21 net loan growth was $181.0 million, even as PPP loan forgiveness ($304 million) and Indirect amortization ($85 million) produced headwinds to growth. Annualized loan growth for 2Q21 was 5.0%. YTD, the annualized growth rate was 4.1%. Growth was primarily driven by Investor CRE and C&I loans, with the latter confirming that our C&I strategy is producing positive momentum. Almost 40% ($178.8 million) of CRE growth was attributable to a change from the Construction category (C&D) as projects were completed during the quarter. Bar chart

Allowance for Loan Losses 17 The ALL totaled $175.1 million at 2Q21, a net decrease of $3.5 million, or 2% from 1Q21 The reserve for unfunded commitments totaled $22.3 million, an increase of $1.3 million, or 6% from 1Q21 A provision expense of $142 thousand was recorded during 2Q21, primarily the result of loan growth and stabilizing forecast models The 2Q21 ALL equated to 1.18% of total loans and 1.23%, net of PPP loans. The ACL totaled $197.4 million, or 1.09% of total loans plus unfunded commitments 2Q21 CECL Reserve Bar chart

18 COVID-19 Response 2Q21 COVID-related Payment Extensions As a % of Portfolio Volume Active COVID deferrals totaled $172.2 million, or 1.2% of Total Loans The largest remaining categories of active deferrals are SFR Mortgages ($63.5 million, 37% of active deferrals) and Hotel Loans ($63.1 million, 37%) SBA’s Paycheck Protection Program – 6,707 total customers with balances totaling $510.2 million, excluding unearned fees During 2Q21, we received $361.2 million in forgiveness proceeds on existing PPP loans and extended $53.5 million in new loans under PPP2 Of the total PPP loans, 5,927 loans (88% of total) for $193.8 million were < $150,000, which is currently the SBA’s threshold for the streamlined forgiveness process Paycheck Protection Program

NPA / Charge-Off Trend 19 Non-Performing Assets (“NPAs”) decreased $15.2 million, to $70.8 million at 2Q21, primarily as a result of: $11.6 million decrease in nonaccrual loans as a result of collection activities Continued success with OREO sales, resulting in a net reduction of $3.0 million As a percentage of Total Assets, Total NPAs decreased to 0.32% Net Charge-Offs (“NCOs”) totaled $2.6 million in 2Q21, which equated to an annualized NCO ratio of 0.07% for the quarter and 0.10% YTD Decreasing Non-Performing Assets Low Net Charge-Offs Barchart

Problem Loan Trends 20 Non-Performing Loans decreased $11.6 million in 2Q21 to $64.8 million, primarily as a result of: $9.9 million decrease in nonaccrual loans, including legacy and portfolio mortgage loans $1.4 million decrease in 90+ days past due loans in the Premium Finance Division Total Criticized Loans (Special Mention + Classified) decreased $92.7 million during 2Q21 primarily as a result of improved operating performance in certain hotel loans; Classified Loans decreased $58.3 million Barchart

Hotel Exposure 21 Hotel exposure totaled $517.3 million at 2Q21, or 3.5% of Total Loans. Approximately 14% of total committed exposure was guaranteed by US Government Agencies (SBA or USDA) Top-Tier brands represent > 81% of exposure. All National brands totaled > 94% of committed balances. Approximately 77% of exposure was located within the Bank’s primary MSAs Loans that remained under some form of active payment deferral totaled $63.1 million, or 12% of outstanding loans Approximately $87.2 million in loans are on the Bank’s watch list due to continued weakness in the sector, including active COVID deferrals The portion of the ALL attributable to the hotel portfolio totaled $24.5 million, or 4.7% of the outstanding balance Pie chart

Investor CRE Loans 22 Pie chart

Commercial Real Estate Production 2Q21 Commercial Real Estate Production Summary: 23 2Q21 Construction and Development Loan Production Summary: 2Q21 production of C&D and CRE loans - $1.29 billion in total committed exposure Residential Real Estate Construction: Spec/model to pre-sold ratio of 0.5:1 Total spec loans at low average loan size of $276.0 thousand Investor CRE 2Q21 production: Production totaled $906.2 million Weighted Average 1.73:1 debt service coverage Weighted Average 61.2% loan/value Summary of CRE Production by Collateral State Pie chart

Appendix

25 Reconciliation of GAAP to Non-GAAP Measures

26 Reconciliation of GAAP to Non-GAAP Measures

27 Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights June 30, 2021